DocuSign Envelope ID: 7FA5E22B-E1B6-42A2-86CB-9D2A426CE9BE
Exhibit 10.16

AMENDMENT No. 9 TO THE SUBCUSTODIAL AND SERVICES AGREEMENT

Reference is hereby made to the Subcustodial and Service Agreement, dated November 1, 2005, between GE Financial Trust Company, subsequently named AssetMark Trust Company (“AssetMark” or “Customer”) and Fidelity Brokerage Services LLC and National Financial Services LLC, acting through Fidelity Registered Investment Advisor Group (“FRIAG”) (individually or collectively “Fidelity”), including all amendments thereto (the “Agreement”) Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Subcustodial and Service Agreement.

This Amendment No.9 (this “Amendment”) hereby amends the Agreement and sets forth the terms and conditions of the agreement between Fidelity and AssetMark, regarding AssetMark’s instructions to Fidelity to transmit Client Data and Third Party Data to Refinitiv US LLC (“Refinitiv”) and allow Refinitiv to provide trade instructions and other transaction details (ex: cost basis information) and affect transactions through the Refinitiv Beta interface to Fidelity through an inbound file process (“IFP”) connection (pursuant to the procedures in Exhibit A) established between Refinitiv and Fidelity on AssetMark’s behalf and any FIX connections established by AssetMark and/or Refinitv for the delivery of trade instructions or transaction details to Fidelity (“AssetMark’s Request”). To further AssetMark’s Request, AssetMark, Fidelity and Refinitiv has entered into that certain Data Transmission and Access Agreement, dated as of January 22 2021, which contemplates the access to and use of the Client Data, Third Party Data and the requirements of the parties related thereto (the “Data and Transmission Agreement”)

In consideration of Fidelity accommodating AssetMark’s Request, in addition to and not in limitation of the indemnification and liability obligations in the Agreement, AssetMark agrees as follows:

1.AssetMark hereby authorizes Fidelity to release Client Data including Third Party Data (as those terms are defined in the Letter of Understanding and Supplement to the Agreement), at AssetMark’s request, to Refinitiv, whether by file transmissions, application programming interfaces (APIs), exports, downloads or otherwise (collectively, the "Transmission Services") in accordance with the terms of the Letter of Understanding and Supplement to the Agreement;

2.AssetMark hereby authorizes Fidelity to act on any instructions or other information provided by Refinitiv on behalf of AssetMark without any requirement of Fidelity to first confirm, verify or otherwise validate such instructions.

3.AssetMark shall be liable and responsible for the acts or omissions of itself and Refinitiv in connection with AssetMark’s Request, except to the extent caused by or the direct result of Fidelity’s negligence or willful misconduct. Notwithstanding Section 4.1 of the Agreement, AssetMark (including Refinitiv) and Fidelity shall be liable for any indirect, special or consequential damages incurred by the other party, to the extent arising from or relating to the unauthorized use of a party’s Third Party Data.

4.AssetMark shall ensure that Refintiv does not use the name of Fidelity or any of its affiliates in any written materials or oral presentations without Fidelity’s prior written consent.

5.Notwithstanding Section 4.2 of the Agreement, solely with respect to AssetMark’s Request, AssetMark will indemnify, defend and hold harmless the Fidelity Parties from and against any and all Costs incurred by any Fidelity Party to the extent arising from or relating to: (a) Fidelity’s accommodation of AssetMark’s Request (except to the extent the Costs are caused by or the direct result of Fidelity’s negligence or willful misconduct); (b) any breach by AssetMark of its representations, warranties and covenants, in this Amendment; or (c) any breach by Refinitiv of any representation, warranty, covenant or term of the Data Transmission and Access Agreement. The parties shall follow the procedures and requirements in Sections 4.4 and 4.5 of the

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Agreement for any Indemnity claim pursuant to this Amendment. In addition to the indemnification obligations herein and in Sections 4.2 and 4.3 of the Agreement, each party shall indemnify the other party for any unauthorized use of the other party’s Third Party Data, subject to Section 4.4 of the Agreement.

6.AssetMark represents, warrants and covenants to, and for the benefit of Fidelity that (a) AssetMark has entered into a written agreement with Refinitiv that outlines the terms and conditions under which each of AssetMark and Refinitiv shall perform its respective obligations with respect to the transmission of trade instructions and transaction details to Fidelity under this Amendment and (b) that all trade instructions and transaction details submitted to Fidelity by Refinitiv shall be first reviewed and authorized by AssetMark and the applicable clients.

7.AssetMark shall be responsible for all errors in the transmission of trade instructions and transaction details submitted by Refinitiv including without limitation, duplicative transmissions or instructions; failures of the IFP or FIX to transmit instructions or details; failures in execution or settlement; any failure to detect and take appropriate action in a timely manner, trade, transmission, execution and settlement errors or failures. AssetMark acknowledges and agrees that the responsibility for reviewing and approving transactions and trade instructions transmitted by Refinitiv on behalf of AssetMark shall be AssetMark’s responsibility and nothing in this Amendment or in Fidelity making such IFP or FIX available to AssetMark and Refinitiv shall reduce, modify or eliminate AssetMark’s obligations with respect to transactions. AssetMark shall review transactions and promptly notify Fidelity of any errors. AssetMark understands and acknowledges that AssetMark and Refinitiv are obligated to comply with Fidelity’s terms and conditions for IFP as provided in Attachment A hereto and any FIX requirements provided by Fidelity, both as amended from time to time by Fidelity in its sole discretion with written notice to AssetMark.

8.AssetMark acknowledges and agrees that Fidelity may, in its sole discretion, for any reason, reject any transaction submitted by Refinitiv on AssetMark’s behalf.

9.The parties acknowledge and agree that information received by Fidelity from Refinitiv on behalf of AssetMark through AssetMark’s Request, shall be considered, to the extent applicable, Confidential Information in accordance with Article 5, Confidential and Proprietary Information of the Agreement.

10.With the exception of new Section 9 below, This Amendment #9 shall remain in full force and effect until (a) AssetMark instructs Fidelity that Refinitiv is no longer permitted to submit trade instructions or transaction details to Fidelity; (b) AssetMark’s relationship with Fidelity is terminated; or (c) Either party provides the other party thirty (30) days prior written notice of the party’s intent to terminate.

11.This Amendment, excluding Attachment A, may be modified only in a writing signed and executed by both parties.

12.Section 9 of the Agreement is amended and restated in its entirety with the new Section 9 below. For purposes of the AssetMark Request, Refinitiv shall also be deemed a Third Party Provider:

9. THIRD PARTY PROVIDERS

Upon consent of Fidelity, which consent shall not be unreasonably withheld, Customer may elect to appoint a third party provider or third party providers, collectively “Third Party Provider” to act on its behalf with respect to the GEFTC Accounts, including without limitation, providing instructions to Fidelity regarding the purchase and sale of mutual fund shares and other securities for the GEFTC Accounts and the disbursal of funds held in such Accounts, and receiving

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information from Fidelity on behalf of Customer, such as information required to reconcile trust records of Customer with records for the Clients and the transmission of cost basis information.

To the extent that Customer may now or in the future appoint any Third Party Provider, Customer represents and warrants that it is authorized under the applicable terms of the Plan Documents and/or the Service Agreements to use the services of one or more Third Party Provider to perform Customer’s recordkeeping, reporting and other obligations under the Plan Documents and Service Agreements and other governing documents and to delegate to a Third Party Provider authority to direct trades for the GEFTC Accounts and request the deduction of fees or other payments or transfers from such Accounts. To the extent that Customer does appoint a Third Party Provider, Customer agrees to remain fully responsible and liable for such Third Party Provider’s acts and omissions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #9 to be executed by their duly authorized representatives effective this [22] day of January .

DocuSign Envelope ID: 7FA5E22B-E1B6-42A2-86CB-9D2A426CE9BE

Attachment A

IFP- Bulk Orders

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DocuSign     DocuSign Envelope ID: 7224EF58-EFA1-40EF-A411-C03BFFE11BF6
AMENDMENT No. 10 TO THE SUBCUSTODIAL AND SERVICES AGREEMENT

This AMENDMENT No. 10, effective [3/25/2021] (the “Effective Date”), hereby amends that certain Subcustodial and
Services Agreement, entered into by and between Fidelity Brokerage Services LLC (“FBS”) and National Financial Services LLC (“NFS”) (Collectively “Fidelity”) and AssetMark Trust Company (formerly, GE Financial Trust Company) (“Customer”), effective November 1, 2005, and any and all amendments thereto (the “Agreement”). Terms not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Agreement.
WHEREAS, Fidelity and Customer entered into the Agreement, pursuant to which Customer engaged Fidelity to act as its sub-custodian in effecting transactions for its clients through Fidelity’s brokerage platform and providing certain other related services.
WHEREAS, the parties desire to amend the Agreement as set forth below.
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
This Amendment hereby modifies the Agreement by adding a new line item to the “AssetMark IS Custody Pricing” section of the Exhibit B as follows:

Exhibit B
Fidelity Pricing

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Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect. References to the Agreement in other agreements, documents or instruments shall be in reference to the Agreement, as amended hereby. In the event one or more provisions of this Amendment conflicts or is inconsistent with one or more provisions of the Agreement, the provisions of this Amendment shall control. Except as otherwise provided, the capitalized terms in this Amendment shall have the same meaning as set forth in the Agreement. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.
IN WITNESS WHEREOF, each party has caused this Amendment to be executed by its duly authorized representative as of the date first set forth above.

DocuSign Envelope ID: 7224EF58-EFA1-40EF-A411-C03BFFE11BF6